UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2016
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Class A Distributions Authorized
On August 12, 2016, the board of directors (the “Board”) of Carter Validus Mission Critical REIT II, Inc. (the “Company”) approved and authorized a daily distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on September 1, 2016 and ending November 30, 2016. The distributions will be calculated based on 366 days in the calendar year and will be equal to $0.001748634 per share of Class A common stock, which is equal to an annualized rate of 6.4%, assuming a purchase price of $10.00 per share of Class A common stock. The distributions for each record date in September 2016, October 2016 and November 2016 will be paid in October 2016, November 2016 and December 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.
Class T Distributions Authorized
On August 12, 2016, the Board approved and authorized a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on September 1, 2016 and ending November 30, 2016. The distributions will be calculated based on 366 days in the calendar year and will be equal to $0.001488487 per share of Class T common stock, which is equal to an annualized rate of 5.69%, assuming a purchase price of $9.574 per share of Class T common stock. The distributions for each record date in September 2016, October 2016 and November 2016 will be paid in October 2016, November 2016 and December 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: August 15, 2016	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer